UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 21, 2019

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SPHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2019, Sophiris Bio Inc. (the “Company”) met with the Nasdaq Hearings Panel regarding the Company’s potential delisting from The Nasdaq Stock Market as a result of its failure to maintain a market value of the Company’s listed securities of at least $35 million or in the alternative to have more than $2.5 million in stockholders’ equity. On October 21, 2019, the Company received the Nasdaq Hearings Panel decision which granted the Company until January 24, 2020 to regain compliance with the listing standards of the Nasdaq Capital Market, by either having the market value of the Company’s listing securities be at least $35 million during the proceeding ten consecutive trading days before January 24, 2020 or having more than $2.5 million in stockholders’ equity by January 24, 2020. The Company will also be required to have a closing bid price of at least $1.00 per share during the preceding ten consecutive trading days before January 24, 2020. If the Company is unable to regain compliance with the listing standards of the Nasdaq Capital Market by January 24, 2020, the Company’s securities may be delisted from The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

Dated: October 22, 2019
	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer